As filed with the Securities and Exchange Commission on June 30, 1999
                                                     Registration No. 333-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                         ------------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                           VARI-L COMPANY, INC.
                           --------------------
          (Exact name of registrant as specified in its charter)

           Colorado                          06-0678347
          ----------                        ------------
   (State of incorporation)           (I.R.S. Employer ID No.)

4895 Peoria St., Denver, Colorado              80239
---------------------------------              -----
(Address of Principal Executive Offices)     (Zip Code)

                           VARI-L COMPANY, INC.
          TANDEM STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
     -----------------------------------------------------------------
                         (Full Title of the Plan)

                              Joseph H. Kiser
                           Vari-L Company, Inc.
                              4895 Peoria St.
                             Denver, CO 80239
                             ----------------
                  (Name and address of agent for service)

                              (303) 371-1560
                              --------------
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

  Title of       Amount   Proposed maximum   Proposed maximumAmount of
securities to    to be        offering          aggregate   registration
be registered  registered price per share     offering price   fee

Common Stock
$0.01 Par Value(1) 270,000     $8.50            $2,295,000     $638.01


(1) The price is set forth solely for the purposes of calculating the fee and is based on the last price reported to the National Association of Securities Dealers Automated Quotation System on June 25, 1999.

THE CONTENTS OF THE FORM S-8 REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY VARI-L COMPANY, INC. ON JANUARY 19, 1995, FILE NUMBER 33-88666, ARE INCORPORATED HEREIN BY REFERENCE.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 29th day of June, 1999.

                                 VARI-L COMPANY, INC.


                                 By:/s/David G. Sherman
                                    David G. Sherman, President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       SIGNATURE                     TITLE                     DATE
       ---------                     -----                     ----

                                President,
/s/David G. Sherman         Chief Executive Officer      June 29, 1999
    David G. Sherman     (Principal Executive Officer)
                                  and Director


                             Chairman of the Board,
/s/Joseph H. Kiser          Chief Scientific Officer     June 29, 1999
    Joseph H. Kiser               and Director


                               Vice President of
/s/Jon L. Clark                Finance and Chief         June 29, 1999
      Jon L. Clark             Financial Officer
                           (Principal Accounting and
                               Financial Officer)


/s/Sarah L. Booher                  Director             June 29, 1999
    Sarah L. Booher


/s/David A. Lisowski                Director             June 29, 1999
   David A. Lisowski


/s/Anthony B. Petrelli              Director             June 29, 1999
  Anthony B. Petrelli

/s/Jae Shim                         Director             June 29, 1999
Jae Shim


/s/Derek L. Bailey                  Director             June 29, 1999
    Derek L. Bailey


                               EXHIBIT INDEX

No.   Exhibit                                Method of Filing
---   -------                                ----------------

4     Amended and Restated Tandem Stock
      Option and Appreciation Rights Plan
      effective as of June 18, 1999          Filed herewith electronically

5     Opinion of Gorsuch Kirgis LLP
      regarding legality of shares
      being issued.                         Filed herewith electronically

23    Consent of Haugen, Springer & Co.      Filed herewith electronically